UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2018

PAVMED INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Grand Central Place, Suite 4600, New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 949-4319

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On January 19, 2018, PAVmed Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Dawson James Securities, Inc., as underwriter (the “Underwriter”), relating to the sale to the public (the “Offering”) of (i) 2,415,278 shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”) and (ii) up to 362,292 shares of Common Stock (the “Option Shares”, and together with the Firm Shares, the “Shares”), which may be issued by the Company upon the exercise of an over-allotment option granted to the Underwriter.

Dawson James Securities, Inc. is acting as sole underwriter in the Offering.

Pursuant to the Underwriting Agreement, the Company agreed to sell and issue the Shares at a public offering price of $1.80 per share. The Underwriter will purchase the Shares at a discount of $0.144 per share, representing 8% of the public offering price, for an aggregate discount of $347,800, or $399,970 assuming the over-allotment option is exercised in full. After deducting underwriting discounts and estimated expenses payable by the Company associated with the Offering, the net proceeds to the Company are expected to be approximately $3.9 million, or $4.5 million assuming the over-allotment option is exercised in full.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions. The Offering is expected to close on or about January 23, 2018, subject to customary closing conditions.

The Offering is being made pursuant to a prospectus supplement dated January 19, 2018 and an accompanying base prospectus, which are to be filed as part of the Company’s “shelf” Registration Statement on Form S-3 (File No. 333-220549), which was declared effective on October 6, 2017.

The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties, and covenants contained in the Underwriting Agreement were made solely for purposes of such agreement, as of specific dates, for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of such agreement.

Item 8.01. Other Events.

On January 18, 2018, the Company issued a press release announcing the Offering. On January 19, 2018, the Company issued a press release announcing that it had signed the Underwriting Agreement and priced the Offering. The press releases are attached to this Current Report as Exhibits 99.1 and 99.2, respectively.

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Item 9.01.	Financial Statement and Exhibits.

(d)    Exhibits:

Exhibit	Description

1.1	Underwriting Agreement, dated January 19, 2018, between PAVmed Inc. and Dawson James Securities, Inc.

5.1	Opinion of Graubard Miller.

23.1	Consent of Graubard Miller (included as part of Exhibit 5.1)

99.1	Press release dated January 18, 2018.

99.2	Press release dated January 19, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 19, 2018	PAVMED INC.

		By:	/s/ Lishan Aklog
Lishan Aklog, M.D.
Chief Executive Officer

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